EXHIBIT 23.2

                                  [LETTER HEAD]



          Consent of Independent Registered Certified Public Accountant



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Transax International Limited of our report dated March 24, 2006, except for Note 14 as to which is as of June 26, 2006, with respect to the consolidated financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2005 on Form 10-KSB/A.


                                    Moore Stephens, P.C.
                                    Certified Public Accountants

New York, NY
July 7, 2006